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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

           NOTICE OF ANNUAL MEETING

        The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, on Wednesday, May 18, 2005, at 9:00 a.m., for the following purposes:

  1.
  To elect a Board of nine (9) Directors.

  2.
  To approve the Amended and Restated 2004 Restricted Stock Plan, which will include non-employee Directors as eligible recipients thereunder.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as Zenith's independent auditors for the fiscal year ending December 31, 2005.

  4.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 21, 2005, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Assistant Secretary

Woodland Hills, California
Dated: April 1, 2005

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO ZENITH, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

        We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Wednesday, May 18, 2005, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). You may vote by proxy as follows: (i) by mailing the accompanying proxy card, (ii) by telephone, or (iii) through the Internet. Instructions for voting by mail, by telephone, or through the Internet are contained on the back of the accompanying proxy card. You may revoke the proxy that you give pursuant to this solicitation at any time prior to its exercise by written notice to us and, in such event, you may vote in person instead of by proxy at the Annual Meeting. Unless authority therefor is withheld, all proxies will be voted as provided therein.

        In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries, who will receive no additional compensation therefor, may solicit proxies by appropriate means. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), Zenith of Nevada, Inc., Zenith Development Corp., Zenith Insurance Management Services, Inc., Zenith Star Insurance Company, and ZNAT Insurance Company. The cost of this solicitation will be borne by us. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders. In addition, we have retained Mellon Investor Services LLC to aid in the solicitation of proxies at a cost of $5,000 plus expenses.

        The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to stockholders is April 1, 2005.

        Only stockholders of record at the close of business on March 21, 2005, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, there were 19,654,019 shares of our common stock, $1.00 par value per share (the "Common Stock") issued and outstanding. Each share of Common Stock entitles the record holder to one vote on all matters. With respect to the election of Directors only, however, each stockholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate his or her votes. If there is cumulative voting for Directors, you will be entitled to either: 1) give one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which your shares are entitled or 2) distribute the votes on the same principle among as many candidates as you think fit. If there is cumulative voting for the election of Directors, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes represented by the shares covered by the proxy and to distribute the votes among the candidates as such proxyholder sees fit. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum.

        The Board of Directors knows of no other matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with his best judgment thereon. Any such other matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

        We have retained Mellon Investor Services LLC as an independent inspector of elections and vote tabulator. It will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the election of Directors and the ratification of the selection of independent auditors, but not on non-routine matters, such as approval of the Amended and Restated 2004 Restricted Stock Plan. Such "broker non-votes" will thus not be treated as votes cast with respect to any such non-routine matters.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 21, 2005 as to: (1) all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors of Zenith, and (4) all Executive Officers and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Fairfax Financial Holdings Limited, et al.(2) 95 Wellington St. West Suite 800 Toronto, Ontario, Canada M5J 2N7	5,921,545	28.4%
Gilder, Gagnon, Howe & Co. LLC(3) 1775 Broadway, 26th Floor New York, NY 10019	3,309,995	16.8%
Lynne Goldman Silbert(4) c/o Lewis, Joffe & Company 10889 Wilshire Blvd. Suite 520 Los Angeles, CA 90024	1,056,250	5.4%
Stanley R. Zax(5)(6) 21255 Califa St. Woodland Hills, CA 91367	649,756	3.3%
Gerald Tsai, Jr.(5)(7) 200 Park Ave. New York, NY 10166	65,000	*

William J. Owen(8) 21255 Califa St. Woodland Hills, CA 91367	21,963	*
Robert E. Meyer(9) 21255 Califa St. Woodland Hills, CA 91367	12,344	*
Jack D. Miller(10) 21255 Califa St. Woodland Hills, CA 91367	10,580	*
John J. Tickner(11) 21255 Califa St. Woodland Hills, CA 91367	9,769	*
Max M. Kampelman(5) 1001 Pennsylvania Ave. N.W. Washington, D.C. 20004	4,992	*
Alan I. Rothenberg(5) 1875 Century Park East Suite 1450 Los Angeles, CA 90067	2,000	*
William S. Sessions(5)(12) 2099 Pennsylvania Ave. N.W. Suite 100 Washington, D.C. 20006	1,461	*
Robert J. Miller(5) 3773 Howard Hughes Parkway Third Floor South Las Vegas, NV 89109	0	*
Leon E. Panetta(5) P.O. Box 42 Carmel Valley, CA 93924	0	*
Catherine B. Reynolds(5) 1676 International Drive, #501 McLean, VA 22102	0	*
Michael Wm. Zavis(5) 525 West Monroe St. Suite 1600 Chicago, IL 60661	0	*
All Executive Officers and Directors as a group (13 persons)(13)	775,865	3.9%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On July 30, 2004, Amendment No. 3 to a Statement on Schedule 13D was filed with the Securities and Exchange Commission (the "Commission") jointly by V. Prem Watsa ("Watsa"), 1109519 Ontario Limited ("1109519"), The Sixty Two Investment Company Limited ("Sixty Two"), 810679 Ontario Limited ("810679"), Fairfax Financial Holdings Limited ("Fairfax Financial"), CRC (Bermuda) Reinsurance Limited ("CRC Limited"), FFHL Group Ltd. ("FFHL Group"), Fairfax Inc. ("Fairfax Inc."), TIG Holdings, Inc. ("TIG Holdings"), TIG Insurance Group ("TIG Insurance Group"), TIG Insurance Company, Odyssey Re Holdings Corp. ("Odyssey Re Holdings"), Odyssey America Reinsurance Corporation ("Odyssey America"), Clearwater Insurance Company ("Clearwater"), Crum & Forster Holdings Corp., Crum & Forster Holding, Inc., United States Fire Insurance Company ("U.S. Fire Insurance"), and The North River Insurance Company (individually, a "Reporting Person" and collectively, the "Reporting Persons"). The information in the table is based on such Schedule 13D filing, other filings with the Commission and other information supplied by Fairfax Financial. The filings and other information indicate that a total of 5,921,545 shares are held by the Reporting Persons and that the number of shares and, subject to the Proxy Agreement described below, the sole voting power, shared voting power, sole dispositive power and shared dispositive power held by the Reporting Persons that continued to beneficially own shares of Common Stock are as follows:

Reporting Person	Amount Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Watsa	5,921,545	0	5,921,545	0	5,921,545
Sixty Two	5,921,545	0	5,921,545	0	5,921,545
810679	5,921,545	0	5,921,545	0	5,921,545
1109519	5,921,545	0	5,921,545	0	5,921,545
Fairfax Financial	5,921,545	0	5,921,545	0	5,921,545
FFHL Group	5,597,971	0	5,597,971	0	5,597,971
Fairfax Inc	5,597,971	0	5,597,971	0	5,597,971
TIG Holdings	2,357,524	0	2,357,524	0	2,357,524
TIG Insurance Group	2,357,524	0	2,357,524	0	2,357,524
Odyssey Re Holdings	2,357,524	0	2,357,524	0	2,357,524
Odyssey America	2,357,524	0	2,357,524	0	2,357,524
Clearwater	1,083,224	0	1,083,224	0	1,083,224
Crum & Forster Holdings Corp	3,240,447	0	3,240,447	0	3,240,447
Crum & Forster Holding, Inc	3,240,447	0	3,240,447	0	3,240,447
U.S. Fire Insurance	3,240,447	0	3,240,447	0	3,240,447
CRC Limited	323,574	0	323,574	0	323,574

  The Schedule 13D filing also indicates that the number of shares shown as beneficially owned by each of the respective Reporting Persons include shares of Common Stock into which Zenith's 5.75% Convertible Senior Notes due 2023 (the "Convertible Notes") held by the respective Reporting Persons are convertible. Upon the occurrence of specified events described in the Convertible Notes and the indenture governing the Convertible Notes, they are convertible into shares of Common Stock. The Convertible Notes are convertible through June 30, 2005 because the sale price of the Common Stock for at least twenty trading days in the thirty trading-day period ended on the last trading day of the first quarter of 2005 exceeded 120% of the conversion price on the last trading day of such period. Accordingly, the Convertible Notes held by the respective Reporting Persons are presently convertible into 1,200,000 shares of Common Stock through June 30, 2005. Whether the

  Convertible Notes continue to be convertible after June 30, 2005 will depend upon the occurrence of the events specified in the indenture governing the Convertible Notes, including the sale price of the Common Stock.

  As reported in the Schedule 13D filing of, and other information supplied by, Fairfax Financial, not including shares of Common Stock issuable upon conversion of the Convertible Notes, the following Reporting Persons would be deemed to beneficially own as of March 21, 2005, the aggregate number of shares of Common Stock and the percentage of shares of Common Stock set forth below:

Name of Reporting Person	Aggregate Amount Beneficially Owned	Percent of Class Represented By Such Amount
Clearwater, Odyssey America, Odyssey Re Holdings	1,157,524	5.9%
Fairfax, Inc. and FFHL Group	4,397,971	22.4%
Fairfax Financial, 810679, Sixty Two, 1109519 and Watsa	4,721,545	24.0%

  The aggregate number and percentage of outstanding shares of Common Stock shown for "Fairfax Financial Holding Limited, et al." in the table of Common Stock ownership by certain beneficial owners and management includes the additional 1,200,000 shares that would be issuable within sixty days of March 21, 2005 should the Reporting Persons convert their Convertible Notes.

  Mr. Watsa controls Sixty Two, 810679 and 1109519. Mr. Watsa, Sixty Two and 1109519 control Fairfax Financial. Each of the other Reporting Persons (except for Odyssey Re Holdings, Odyssey America and Clearwater) is either a direct or indirect wholly-owned subsidiary of Fairfax Financial. Fairfax Financial owns approximately 81% of the outstanding shares of common stock of Odyssey Re Holdings. Odyssey America and Clearwater are wholly owned subsidiaries of Odyssey Re Holdings.

  On March 28, 2002, Fairfax Financial entered into a Proxy Agreement with John Clark (the "Trustee"), whose address is J.C. Clark Ltd, BCE Place, Suite 2240, 161 Bay Street, P.O. Box 218, Toronto, ON M58 2S1. Pursuant to such Proxy Agreement, Fairfax Financial granted the Trustee a proxy to vote all of the shares of Common Stock held at any time by Fairfax Financial and its subsidiaries. The Proxy Agreement does not affect title to, or the dispositive power of, the shares of Common Stock held by Fairfax Financial and its subsidiaries, as described above. The Proxy Agreement requires such Trustee to vote such shares of Common Stock in the same proportion as the votes cast by all other voting stockholders of Zenith, except in the case of a hostile proxy contest (one not supported by management). In the event of such hostile proxy contest and so long as the Standstill Agreement, dated June 30, 1999, between Fairfax Financial and Zenith remains in effect, the Trustee is required to vote such shares of Common Stock as recommended by management. The Standstill Agreement expires the earlier of December 31, 2006 and the date Stanley R. Zax is no longer Zenith's Chairman of the Board and President. The Proxy Agreement has an indefinite term and may only be terminated by Fairfax Financial if it determines that the Trustee is no longer acting materially in accordance with voting procedures contained in such Proxy Agreement, if a government agency or department determines that the proxy or its exercise is not permitted either by law or by any regulation, rule or order, or if the Trustee dies. The Trustee may terminate the Proxy Agreement upon 30 days written notice.

(3)
On February 14, 2005, a Statement on Schedule 13G was filed with the Commission by Gilder, Gagnon, Howe & Co. LLC ("Gilder Gagnon"), a Broker or Dealer registered under Section 15 of the

  Securities Exchange Act of 1934. Information in the table is based on such filing. The filing indicates that the 3,309,995 shares includes 2,785,600 shares held in customer accounts over which the partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of shares, 494,849 shares held in accounts owned by partners of Gilder Gagnon and their families and 29,546 shares held in the account of the profit sharing plan of Gilder Gagnon. The filing indicates that Gilder Gagnon has sole voting power over 29,546 shares, no voting power over 3,280,449 shares and shared dispositive power over all 3,309,995 shares.

(4)
On November 5, 2002, a Statement on Schedule 13G was filed with the Commission by Lynne Goldman Silbert. Information in the table is based on such filing. Ms. Silbert is deemed the beneficial owner of 1,056,250 shares including 866,000 shares held by Ms. Silbert as co-trustee of The Harvey L. and Lillian Silbert 1992 Family Trust; 116,017 shares held by Ms. Silbert as trustee of The Lynne Goldman Silbert Living Trust; 62,884 shares held by Ms. Silbert as co-trustee of The Harry Goldman Trust B; 7,149 shares held by Ms. Silbert as co-trustee of The Norris Goldman Trust; and 4,200 shares held by Ms. Silbert as president of The Harry and Barbara Goldman Foundation. Ms. Silbert has sole voting and dispositive power over 116,017 shares and shared voting and dispositive power over 940,233 shares.

(5)
Director of Zenith.

(6)
Chief Executive Officer of Zenith. Number of shares shown includes 178,638 shares as to which options are or will become exercisable within sixty days after March 21, 2005 and 1,030 shares owned by Mr. Zax as custodian for his adult children, as to which shares Mr. Zax disclaims beneficial ownership.

(7)
Shares shown include 50,000 shares held in Mr. Tsai's Individual Retirement Plan account.

(8)
Executive Officer of Zenith. Number of shares shown includes 1,015 shares allocated to such Executive Officer's and his spouse's account in The Zenith 401(k) Plan as of March 21, 2005, the latest practicable date for which such information is available, and 10,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares the Executive Officer has sole voting power, but no dispositive power.

(9)
Executive Officer of Zenith. Number of shares shown consists of 577 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 21, 2005, the latest practicable date for which such information is available, and 10,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares the Executive Officer has sole voting power, but no dispositive power.

(10)
Executive Officer of Zenith. Number of shares shown includes 580 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 21, 2005, the latest practicable date for which such information is available, and 10,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares the Executive Officer has sole voting power, but no dispositive power.

(11)
Mr. Tickner ceased being an employee and Executive Officer of Zenith effective March 31, 2005. Number of shares shown consists of 2,769 shares allocated to Mr. Tickner's account in The Zenith 401(k) Plan as of March 21, 2005, the latest practicable date for which such information is available, and 7,000 shares of restricted Common Stock awarded pursuant to the 2004 Restricted Stock Plan, as to which shares he has sole voting power, but no dispositive power.

(12)
Shares shown are held in Mr. Sessions' Simplified Employee Pension—Individual Retirement Account.

(13)
Number of shares shown includes 178,638 shares as to which options are or will become exercisable within sixty days after March 21, 2005 and excludes shares allocated to The Zenith 401(k) Plan accounts of Executive Officers and Mr. Tickner since March 21, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2004, all filing requirements applicable to its Executive Officers, Directors, and 10% stockholders were complied with.

(The balance of this page has been left blank intentionally.)

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed, to vote the proxies received by them for the election of the nominees listed in the table below as Directors of Zenith. If there is cumulative voting in the election of Directors, as set forth in this Proxy Statement under "Voting" above, it is the intention of such persons to distribute the votes represented by each proxy among such nominees in such proportion as they see fit, unless otherwise specifically instructed.

        All nominees have consented to being named herein and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the best judgment of the person or persons voting them.

        A Director of Zenith serves until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

        The nominees for Director listed below were designated by the Board of Directors of Zenith. The information with respect to each nominee is as supplied or confirmed by such nominee.

Name	Age	Served as Director Since	Positions and Offices Held with Zenith	Principal Occupations and Employment During Past Five Years	Other Publicly Held Corporations in which Directorships Held
Max M. Kampelman	84	February 1989	Director of Zenith and Zenith Insurance; and Chairman of Nominating and Corporate Governance Committee	Attorney; Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson LLP; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union from January 1985 to January 1989	None
Robert J. Miller	59	February 1999	Director of Zenith and Zenith Insurance; Member of Compensation Committee; and Member of Nominating and Corporate Governance Committee	Attorney; Senior Partner, Jones Vargas since January 1999; Governor of Nevada for the ten years prior to January 1999	America West Holdings Corporation; International Game Technology; Newmont Mining Corporation; Wynn Resorts, Limited
Leon E. Panetta	66	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating and Corporate Governance Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	Connetics Corp.
Catherine B. Reynolds	47	May 2004	Director of Zenith and Zenith Insurance; Member of Audit Committee
				Chairman and CEO, The Catherine B. Reynolds Foundation since 2000; Chairman and CEO, EduCap Inc. for more than the past five years; Founder of Servus Financial Corporation (of which she was Chairman for more than five years prior to its sale in 2000)	CoStar Group, Inc.

Alan I. Rothenberg	65	September 2002	Director of Zenith and Zenith Insurance; and Member of Compensation Committee
				Attorney; Chairman, 1st Century Bank, N.A. since 2003; Neutral—Mediation & Arbitrations since 2000; Founder and Board Member, Major League Soccer since 1993; Partner, Latham & Watkins LLP, 1990-2000; Chairman of the Board, 1999 Women's World Cup; Chairman and CEO, World Cup 1994, Inc.; Founder and Managing Partner, Manatt, Phelps, Rothenberg & Phillips, 1966-67, 1968-1990	Arden Realty, Inc.; Firstwave Technologies, Inc.
William S. Sessions	74	September 1993	Director of Zenith and Zenith Insurance; and Member of Nominating and Corporate Governance Committee
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C. from March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation from 1987 to 1993	None
Gerald Tsai, Jr.	76	December 1991	Director of Zenith and Zenith Insurance; Chairman of Compensation Committee; and Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and Chief Executive Officer of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Apollo Investment Corporation; Sequa Corporation; Triarc Companies, Inc.; United Rentals, Inc.
Michael Wm. Zavis	67	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; and Member of Compensation Committee	Attorney; Retired Founding Partner since March 2001, and for more than five years prior thereto, Co-Managing Partner, Katten Muchin Zavis Rosenman	None
Stanley R. Zax(1)	67	July 1977	Chairman of the Board and President of Zenith and Chairman of the Board of Zenith Insurance for more than the past twenty-five years; President of Zenith Insurance from 1978 to 2004.		Wynn Resorts, Limited

(1)
Holly Zax, M.B.A., an adult daughter of Mr. Zax, is employed by Zenith Insurance as Assistant Vice President/Corporate Communications at an annual salary of $150,000 plus a discretionary bonus.

        The election of Directors shall be decided by the affirmative votes of a plurality of all votes cast at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE GUIDELINES

        On February 12, 2003, the Board of Directors adopted a set of Corporate Governance Guidelines, which was revised and readopted by the Board of Directors on February 11, 2004 and December 2, 2004. A copy of the current amended and restated Guidelines is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

BOARD MEETINGS

        The Board of Directors communicated frequently during the year ended December 31, 2004, and held four formal meetings and also acted by unanimous written consent. Zenith's Board of Directors has a standing Compensation Committee, a Nominating and Corporate Governance Committee, and an Audit Committee. In 2004, each Director attended at least seventy-five percent of the meetings of the Board of Directors and of any committees thereof on which such Director served.

INDEPENDENCE OF DIRECTORS

        Commencing 2004, the Board of Directors makes an annual determination as to the independence, as defined under New York Stock Exchange listing standards, of each Director for the prior year or the period from his or her election or appointment to the Board, whichever is shorter. In addition, upon the election or appointment of a new Director, the Board also makes a determination of such Director's independence at that time.

        On February 10, 2005, the Board of Directors conducted its 2005 determination of independence. It determined that each of Messrs. Kampelman, Miller, Rothenberg, Sessions, Tsai and Zavis is an independent director under the New York Stock Exchange listing standards since none of these Directors, their immediate family members, or any organization with which such Directors and their family members were associated as a partner, shareholder or officer had any relationship with Zenith or any of Zenith's Executive Officers. As to Mrs. Reynolds, there was no relationship between her and her immediate family members, on the one hand, and Zenith, its subsidiaries, or its Executive Officers, on the other, except that Zenith makes contributions to the American Academy of Achievement, a charitable organization. Mrs. Reynolds' husband is Chairman and CEO and Mrs. Reynolds is Vice Chairman of the organization. The amount that Zenith contributed in each of 2003 and 2004 was $50,000 and constituted less than 1% of the American Academy of Achievement's consolidated gross revenues each of these two years. The Board determined that the amount and its impact were not significant, in light of relevant facts and circumstances, to either Mrs. Reynolds or the American Academy of Achievement, found the relationship not to be material, and concluded that Mrs. Reynolds was independent. With respect to Mr. Panetta, there was no relationship between him and his immediate family members, on the one hand, and Zenith, its subsidiaries, or its Executive Officers, on the other, except Zenith contributed $5,000 in 2004 to The Leon & Sylvia Panetta Institute for Public Policy, a non-profit organization that Mr. Panetta founded and co-directs with his wife. The $5,000 represented .36% of the consolidated gross revenues of the institute for 2004. The Board determined that the amount and its impact were not significant, in light of the relevant facts and circumstances, to either Mr. Panetta or the Institute, found the relationship not to be material and concluded that Mr. Panetta was independent.

        The Board of Directors has, therefore, determined that all Directors, with the exception of Mr. Zax, are independent.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

        The Board of Directors meets regularly every quarter in executive session without the participation of management. The responsibility for presiding at these meetings of non-management Directors is rotated among the Directors in alphabetical order.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

        The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the non-management Directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual Directors or any group or committee of Directors, written correspondence should be addressed to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent c/o Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of further processing in accordance with the process established by the Board. A copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the addressee. In the case of communications to the Board or any group or committee of Directors, the Corporate Secretary will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

        In addition, the Audit Committee has established a toll free telephone number for Zenith's employees to register anonymous complaints or concerns regarding accounting, internal accounting controls or auditing matters. Messages left at this telephone number, which is operated by a third party, are transcribed and forwarded to the Corporate Compliance Officer and to the Chairman of the Audit Committee. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received in this manner as well as those directed in care of the Corporate Secretary.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

        On February 11, 2004, the Board of Directors established a policy that invites and encourages Directors to attend the Annual Meeting of Stockholders. At the last Annual Meeting of Stockholders, held May 26, 2004, all eight of the then incumbent Directors, as well as Mrs. Reynolds, at that time a Director nominee, were in attendance.

COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Tsai (Chairman), Miller (who was appointed to the Committee on May 26, 2004), Rothenberg and Zavis. All of the members of the Compensation Committee are independent directors, as defined by the New York Stock Exchange listing standards. This committee discharges the Board of Directors' responsibilities relating to compensation, including: (1) establishing, implementing and reviewing policies relating to, and the goals and objectives of, compensation plans and practices for Zenith's Executive Officers; (2) evaluating the performance of Zenith's Executive Officers in light of established compensation goals and practices and setting appropriate compensation levels based on this evaluation; (3) providing for the administration of Executive Officer compensation plans and practices (and discharging any duties or responsibilities imposed on the Compensation Committee thereby); (4) reviewing Zenith's general compensation, equity compensation, and incentive compensation plans and their goals and objectives; (5) amending, or recommending that the Board of Directors amend, Zenith's general compensation, equity compensation and incentive compensation plans; (6) performing any duties assigned to the Compensation Committee under Zenith's general compensation, equity compensation and incentive compensation plans; (7) evaluating compensation levels for non-employee members of the Board of Directors; and (8) producing an annual report on executive compensation for inclusion in Zenith's proxy statement. As part of its duties, the Compensation Committee administers the Executive Officer Bonus Plan, a performance-based compensation plan approved by stockholders, and the 2004 Restricted Stock Plan. The Compensation Committee held four formal meetings in 2004.

        On December 10, 2002, the Board of Directors adopted a Charter for the Compensation Committee, which was revised and readopted by the Board of Directors on February 11, 2004 and February 10, 2005. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") consists of Messrs. Kampelman (Chairman), Miller, Panetta and Sessions, all of whom are independent directors, as defined by the New York Stock Exchange listing standards. The primary purpose of this committee is to assist the Board of Directors in identifying and recommending to the Board of Directors for nomination, qualified individuals to serve as members of the Board of Directors and committees of the Board of Directors. The committee is also responsible for (1) developing and recommending to the Board of Directors a set of corporate governance principles applicable to Zenith; (2) reviewing those principles adopted by the Board of Directors at least annually to assure that they are appropriate for Zenith and consistent with applicable laws, rules and regulations; and (3) overseeing the evaluation of the Board of Directors as a whole and the management of Zenith, including the Chief Executive Officer of Zenith. The Nominating and Corporate Governance Committee held four formal meetings in 2004 and also acted by unanimous written consent.

        On December 10, 2002, the Board of Directors adopted a Charter for the Nominating/Governance Committee, which was revised and readopted by the Board of Directors on February 11, 2004 and February 10, 2005. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

Identifying and Evaluating Director-Nominees

        From time to time, candidates for membership on the Board of Directors of Zenith may be suggested to the Nominating/Governance Committee. The suggestions may be from members of the Board of Directors, Zenith's management, Zenith's stockholders, or other sources (the "Sponsor") and may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying director candidates.

        It is the policy of the Nominating/Governance Committee that the same criteria for a candidate's membership on the Board of Directors be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Nominating/Governance Committee may take into account the number of shares held by the recommending stockholder and the length of time such shares have been held.

        The Nominating/Governance Committee has established polices and procedures for a stockholder to suggest a candidate to the Nominating/Governance Committee and for such candidate's evaluation by the Nominating/Governance Committee. To suggest a candidate to the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of his or her ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director of Zenith and the candidate's consent to be named as a Director if selected by the Nominating/Governance Committee and nominated by the Board of Directors.

        The stockholder recommendation and information described above must be sent to the Chairman of the Nominating/Governance Committee in care of Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367. The Nominating/Governance Committee will accept recommendations of candidates throughout the year. In order to be considered for nomination to stand for election at an upcoming Annual Meeting of Stockholders, such recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of Zenith's most recent Annual Meeting of Stockholders.

        Upon receipt of a recommendation of a candidate for membership on the Board of Directors from a Sponsor, the Nominating/Governance Committee will evaluate the candidate by taking into consideration the needs of the Board of Directors and the qualifications of the candidate.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a Director of Zenith are that a nominee possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board of Director's oversight of the business and affairs of Zenith and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating/Governance Committee's evaluation of potential candidates is consistent with the Board of Directors' criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board of Directors' ability to manage and direct the business and affairs of Zenith, including when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or New York Stock Exchange listing requirements.

        In making a determination as to the suitability of a candidate, the Nominating/Governance Committee will first assess the composition and needs of the Board of Directors at that time. If the Sponsor is a stockholder, the Nominating/Governance Committee may consider the number of shares of Common Stock held by the Sponsor and the length of time held by him or her. The Nominating/Governance Committee will review and discuss the reasons given by the Sponsor as to the suitability of the candidate. If deemed necessary, the Nominating/Governance Committee will obtain and review publicly available information regarding the candidate and will contact and discuss with the Sponsor the suitability of the candidate. If, at this point, the Nominating/Governance Committee determines that a person warrants further consideration, it will contact the person to ascertain his or her interest in membership on the Board of Directors and, if interested, obtain from him or her further information. If deemed necessary by the Nominating/Governance Committee, it will conduct one or more interviews with the candidate, as well as contacting one or more references provided by the candidate or contacting other members of the business community or others who may have greater first-hand knowledge of the candidate's accomplishments. If deemed necessary, the Nominating/Governance Committee will form a conclusion and recommendation to the Board of Directors regarding the candidate's membership on the Board of Directors.

AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Zavis (Chairman), Panetta, Tsai and Mrs. Reynolds (who was appointed to the committee on May 26, 2004, replacing Mr. Miller). Mr. Miller and all of the current members of the committee are independent directors, as defined by the New York Stock Exchange listing standards. The primary purpose of this committee is to assist the Board of Directors' oversight of (1) the integrity of Zenith's financial statements; (2) Zenith's compliance with legal and regulatory requirements; (3) the qualifications and independence of Zenith's independent auditors; and (4) the performance of Zenith's independent auditors and Zenith's internal audit function. The Audit Committee is directly responsible, in its sole discretion, for the selection, evaluation and compensation of Zenith's independent auditors. In connection with the oversight of the integrity of Zenith's financial statements, among other responsibilities, the Audit Committee (i) reviews with management and the independent auditors and, if appropriate, the director of Zenith's internal audit department, Zenith's audited annual financial statements and quarterly financial statements including reviewing Zenith's specific disclosures under "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations," Zenith's critical and other accounting policies, and any major financial reporting issues that have arisen in connection with the preparation of the financial statements; (ii) attempts to resolve all disagreements between Zenith's independent auditors and management regarding financial reporting; (iii) reviews on a regular basis any problems or difficulties encountered by the independent auditors in the course of any audit work; and (iv) regularly reviews the adequacy and effectiveness of Zenith's internal control policies, including the responsibilities, budget and staffing of Zenith's internal audit function. During 2004, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent auditors, including at eight formal meetings. The Audit Committee also acted by unanimous written consent.

        On May 18, 2000, the Board of Directors adopted a Charter for the Audit Committee, which was revised and readopted by the Board of Directors on March 13, 2002, February 12, 2003, February 11, 2004, and February 10, 2005. A copy of the current amended and restated Charter is attached as Appendix A to this Proxy Statement, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        All members of the Audit Committee are financially literate. Mr. Tsai and Mrs. Reynolds each has accounting or related financial management expertise. Further, on February 12, 2003, the Board of Directors determined that at least one of the members of the Audit Committee is an audit committee financial expert and Mr. Tsai, an independent director, has been so identified. Mr. Tsai is on the audit committees of three other public companies and on February 10, 2005, the Board determined that such simultaneous service would not impair his ability to effectively serve on Zenith's Audit Committee.

AUDIT COMMITTEE'S REPORT

        The Audit Committee's report for 2004 follows:

        The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statement for the year ended December 31, 2004 with Zenith's management.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent auditors, that are required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2004 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Michael Wm. Zavis, Chairman
Leon E. Panetta
Catherine B. Reynolds
Gerald Tsai, Jr.

DIRECTORS' COMPENSATION

        Other than Mr. Zax, who receives no additional compensation for serving as a Director, Zenith pays each Director an annual fee of $75,000 for serving as a member of the Board of Directors. Each Director who serves on a committee of the Board of Directors, other than the Audit Committee, receives an additional annual fee of $31,250 for each committee on which he or she serves. For each Director serving on the Audit Committee, the additional annual fee is $33,750 and, for the Chairman of the Audit Committee, the additional annual fee is $41,250. Subject to approval by Zenith's stockholders, each non-employee Director shall receive an annual grant of 1,500 shares of restricted Common Stock, which will vest at the rate of 500 shares per year over three years, provided the recipient is serving as a Director on the applicable vesting dates. (Please see "Approval of Amended and Restated 2004 Restricted Stock Plan" elsewhere in this Proxy Statement for a proposal for stockholders' approval to allow Directors to receive awards under the 2004 Restricted Stock Plan.) Directors are reimbursed all out of pocket expenses incurred in connection with their service.

        The 2003 Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") was established on May 20, 2003 for non-employee Directors. Under the Deferred Compensation Plan, a non-employee Director may elect to defer all or a portion of his or her future compensation by completing and returning a deferred compensation agreement to Zenith prior to December 31 of the year preceding the first year in which the deferral is to be made. The Director may defer all or a portion of his or her Director's compensation into a deferred cash account, a stock unit account, or a combination thereof. Amounts in the deferred cash account will be credited with interest at the prime rate. Amounts in the stock unit account will be represented by stock units, which will fluctuate in value in accordance with the Common Stock. The stock unit account will also be credited with the amount of dividends that would have been paid if the stock units were actual shares of Common Stock. The number of stock units credited to the stock unit account with respect to deferred compensation or dividends will be determined by dividing the dollar amount of the compensation deferred, or the dividends deemed received, by the closing price of a share of Common Stock on the last trading day preceding the day the deferred compensation is payable or dividend is declared. Deferral accounts are fully vested at all times but are unfunded. All deferral elections remain in effect until changed by the Director.

        Distributions will commence after a participant ceases to be a non-employee Director of Zenith and are payable in cash and may be made in a lump sum or in annual installments over five or ten years. Participants may also elect an early benefit distribution date as to all or a portion of accumulated benefits, which must be at least 24 months after Zenith receives the participant's deferral election. Mr. Rothenberg has elected to participate in the Deferred Compensation Plan and is deferring all of his Director's compensation earned after January 1, 2004 in the stock unit account. The value of Mr. Rothenberg's stock unit account as of December 31, 2004, was $111,944, based on the $49.84 closing price of the Common Stock on the New York Stock Exchange on December 31, 2004.

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EXECUTIVE COMPENSATION

        The following table sets forth information regarding the compensation paid during the 2004, 2003, and 2002 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer and its four other most highly compensated Executive Officers serving as of December 31, 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(5)
Stanley R. Zax Chairman of the Board and President of Zenith; Chairman of the Board of Zenith Insurance	2004 2003 2002	1,378,753 1,381,140 1,230,443	3,000,000 1,950,000 1,500,000	13,982 16,163 16,163	0 0 0	0 0 0	36,630 36,630 140,769
Jack D. Miller Executive Vice President of Zenith and President of Zenith Insurance	2004 2003 2002	702,267 619,867 544,333	250,000 0 15,000	0 0 0	464,000 0 0	0 0 0	10,370 9,870 9,101
Robert E. Meyer Senior Vice President of Zenith and Senior Vice President and Actuary, Zenith Insurance	2004 2003 2002	452,267 393,267 346,058	150,000 0 15,000	0 0 0	464,000 0 0	0 0 0	10,370 8,190 7,426
John J. Tickner(6) Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary of Zenith Insurance	2004 2003 2002	450,252 423,420 386,638	150,000 0 15,000	0 0 0	321,350 0 0	0 0 0	17,950 12,306 73,298
William J. Owen Senior Vice President and Chief Financial Officer of Zenith and Zenith Insurance	2004 2003 2002	287,267 255,600 236,100	150,000 0 15,000	0 0 0	464,000 0 0	0 0 0	7,845 7,296 6,631

(1)
Salary includes a car allowance of $15,600 per year for each of Messrs. Miller, Meyer, and Owen and imputed values of $21,728 and $6,829 per year for the use of company vehicles by Messrs. Zax and Tickner, respectively.

(2)
With respect to the bonuses shown for Messrs. Miller, Meyer, Tickner and Owen in 2002, $30,000 was awarded, $15,000 of which was paid in 2002, with the remaining $15,000 to be paid in 2003, contingent upon a finding by the Compensation Committee that there was no material adverse loss reserve development in Zenith's workers' compensation operation during the first two quarters of 2003 for accident years 2002 and prior. The Compensation Committee did not make such finding and the remaining $15,000 was not paid to Messrs. Miller, Meyer, Tickner and Owen.

(3)
Amounts shown for Mr. Zax for 2004, 2003 and 2002 represent reimbursements of income tax liability on Zenith's payment of certain insurance premiums for term life insurance for his benefit.

(4)
Awards made pursuant to the 2004 Restricted Stock Plan. On May 26, 2004, each of Messrs. Miller, Meyer, Tickner and Owen was awarded 5,000 shares of restricted Common Stock, which were valued as of the award date at $45.25 per share (the May 26, 2004 closing price on the New York Stock Exchange for the Common Stock). On December 2, 2004, each of Messrs. Miller, Meyer and Owen was awarded 5,000 shares, and Mr. Tickner was awarded 2,000 shares, of restricted Common Stock, which were valued as of the award date at $47.55 per share (the December 2, 2004 closing price on the New York Stock Exchange for the Common Stock). With respect to each award, one half of the shares will vest on the second anniversary of the award date; the balance on the fourth anniversary of the award date. Shares of restricted Common Stock entitle the holders thereof to all of the rights of a holder of

  Common Stock, including the right to vote and the right to receive dividends at the time they are paid, except that such shares may not be sold or otherwise disposed of prior to the vesting date.

As of December 31, 2004, the Named Executive Officers' aggregate restricted Common Stock holdings and their values (based on the $49.84 closing price of the Common Stock on the New York Stock Exchange on December 31, 2004) were as follows:

Miller	10,000 shares, $498,400
Meyer	10,000 shares, $498,400
Tickner	7,000 shares, $348,880
Owen	10,000 shares, $498,400
(5)
The following amounts are included in the above table: (a) Zenith's matching contributions made in fiscal year 2004 to The Zenith 401(k) Plan, as follows: Stanley R. Zax, none; Jack D. Miller, $6,500; Robert E. Meyer, $6,500; John J. Tickner, $6,500; and William J. Owen, $6,500; and (b) the dollar value of insurance premiums paid in fiscal year 2004 by, or on behalf of, Zenith with respect to term life insurance for the benefit of the Named Executive Officers, as follows: Stanley R. Zax, $36,630; Jack D. Miller, $3,870; Robert E. Meyer, $3,870; John J. Tickner, $11,450; and William J. Owen, $1,345. In 2002, certain split dollar life insurance policies in the total face amounts of $1,250,000 and $750,000 on Mr. Zax's life and Mr. Tickner's life, respectively, were surrendered and Mr. Zax received $104,933, and Mr. Tickner received $62,270 after repayment to Zenith of the premiums it had paid on such policies. The amounts received by Messrs. Zax and Tickner are included in the amounts shown for them in fiscal year 2002.

(6)
Mr. Tickner ceased being an employee and Executive Officer on March 31, 2005. On April 1, 2005, he became an independent contractor to Zenith, providing no more than 240 hours of consulting services per calendar quarter from April 1, 2005 through March 31, 2007 at a fee of $21,666.67 per month and no more than 120 hours of consulting services per calendar quarter from April 1, 2007 through March 31, 2009 at a fee of $10,833.33 per month. Mr. Tickner's shares of restricted Common Stock will continue to vest post-employment. Please see "Employment Agreement and Termination of Employment and Change of Control Arrangements" elsewhere in this Proxy Statement for further details.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        No options or SARs were granted to any of the Named Executive Officers in fiscal year 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)
	Shares Acquired on Exercise (#)(1)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stanley R. Zax	201,000	3,128,565	799,000	0	20,945,785	0
Jack D. Miller	32,400	661,680	—	—	—	—
Robert E. Meyer	25,000	526,094	—	—	—	—
John J. Tickner	15,000	321,573	—	—	—	—
William J. Owen	30,000	715,913	—	—	—	—

(1)
The 201,000 shares acquired on exercise by Mr. Zax was a part of the stock option grant for 1,000,000 shares granted to him in 1996, which will be expiring in March 2006. Mr. Zax paid for the exercise of the 201,000 shares by surrendering to Zenith 121,015 shares of Common Stock already owned by him. In order to reimburse Zenith for withholding taxes related to such option exercise, Mr. Zax sold 29,700 shares of the 201,000 shares of Common Stock. Following Mr. Zax's exercise and the sale of the 29,700 shares, the number of shares of Common Stock owned by him increased by 50,285. Exercises by Messrs. Miller, Meyer, Tickner and Owen were of option grants expiring in February 2005.

(2)
Based on the $49.84 closing price of the Common Stock on the New York Stock Exchange on December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

        The following is a summary, as of December 31, 2004, of the shares of Common Stock that may be issued pursuant to outstanding options, rights or warrants granted under Zenith's equity compensation plans and the number of shares available for future issuance under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	992,350	$24.01	599,000
Equity compensation plans not approved by security holders	0	0	0

Total	992,350	$24.01	599,000

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

        Stanley R. Zax, who serves as Zenith's Chairman of the Board and President, is employed under an Employment Agreement effective as of December 11, 1997, which, after its latest amendment in October 2004, provides for an employment term ending on December 31, 2009. Under the Employment Agreement, Mr. Zax is paid an annual base compensation plus an annual bonus to be determined under the Executive Officer Bonus Plan. Mr. Zax's annual base compensation is $1,200,000 for calendar years 2001 and 2002, $1,350,000 for calendar years 2003 and 2004, and $1,500,000 for calendar years 2005 through 2009, subject to such increases as the Board of Directors may determine from time to time. Zenith provides term life insurance on Mr. Zax's life in an aggregate amount of $5,250,000. Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base compensation and annual bonus for a period of approximately twelve months. If Mr. Zax's employment is terminated for disability, he will receive his base compensation and annual bonus for a period of approximately twelve months less amounts received pursuant to any long term disability plans. If Mr. Zax's employment is terminated as a result of a breach by him of his Employment Agreement, he will receive his base compensation through the end of the month in which the termination occurs. If his employment is terminated for any reason other than for breach of his Employment Agreement, death, or disability, Zenith will pay Mr. Zax his base compensation and annual bonus through the term of his Employment Agreement. Upon a Change in Control (as defined in the Employment Agreement) of Zenith, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not vested and exercisable at such time, become immediately vested and exercisable. If Mr. Zax's employment terminates within 270 days following a Change in Control, Mr. Zax may elect to be cashed-out of his stock options in lieu of exercising the options. In addition, if Mr. Zax's employment is terminated subsequent to any Change in Control, either by Mr. Zax within 180 days of the Change in Control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax is entitled to receive Severance Payments (as defined below). Upon Mr. Zax's retirement, a five-year consulting relationship would be entered into between Mr. Zax and Zenith, pursuant to which Mr. Zax would provide a specified number of consulting hours per quarter in return for Zenith's providing an office, secretarial assistance, an automobile allowance, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000, and $300,000, respectively. Mr. Zax's base compensation is currently $1,500,000.

        Jack D. Miller, who serves as Zenith's Executive Vice President and Zenith Insurance's President is employed under an Employment Agreement effective November 1, 2004. Mr. Miller's Employment Agreement provides for a term of five years from November 1, 2004, an initial annual compensation of $700,400 with such increases as the Compensation Committee may establish from time to time, eligibility for bonuses, and certain additional benefits that are generally available to all Zenith employees. Mr. Miller's base compensation is currently $700,400.

        Robert E. Meyer, who serves as Zenith's Senior Vice President and Zenith Insurance's Senior Vice President and Chief Actuary, is employed under an Employment Agreement effective November 1, 2004. Mr. Meyer's Employment Agreement provides for a term of five years from November 1, 2004, an initial annual compensation of $467,750 with such increases as the Compensation Committee may establish from time to time, eligibility for bonuses, and certain additional benefits that are generally available to all Zenith employees. Mr. Meyer's base compensation is currently $467,750.

        William J. Owen, who serves as Zenith's and Zenith Insurance's Senior Vice President, Chief Financial Officer, and Treasurer is employed under an Employment Agreement effective as of November 1, 2004. Mr. Owen's Employment Agreement provides for a term of five years from November 1, 2004, an initial annual compensation of $300,000 with annual increases of the greater of $15,000 or such amount as the Compensation Committee may establish from time to time, eligibility for bonuses, and certain additional benefits that are generally available to all Zenith employees. Mr. Owen's base compensation is currently $300,000.

        The Employment Agreements with Messrs. Miller, Meyer and Owen are identical in providing that each of them is entitled to "Severance Payments" and other benefits upon the early termination of employment due to either a termination by Zenith for other than cause or disability (both, as defined in the Employment Agreement) or a termination by the executive by reason of a constructive termination. Constructive termination is defined as termination by the executive because (a) he is prohibited or restricted in the performance of his duties, (b) any payment due him under his Employment Agreement remains unpaid for more than 60 days, or (c) there is a Change in Control (as defined in the Employment Agreement) of Zenith and he has given written notice to Zenith of termination of his employment agreement within 180 days thereafter.

        For purposes of the foregoing, "Severance Payments" include the following benefits:

  (a)
  in the case of Messrs. Miller, Meyer and Owen, payment of amounts at normal payroll frequency equal to salary at the time of termination for the greater of six months or the remaining term of the Employment Agreement plus any bonus attributable to such period, except where constructive termination is based on a Change of Control of Zenith, in which case, payment would be a lump sum equal to the salary at time of termination for the greater of two years or the remaining term of the Employment Agreement plus any bonus attributable to such period.

  (b)
  in the case of Messrs. Miller, Meyer and Owen, full vesting of all stock option and similar rights;

  (c)
  in the case of Mr. Zax, a cash lump sum payment equal to the greater of (1) twice the sum of the executive's then current base compensation and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (2) the actuarial equivalent of the base compensation and annual bonuses that would have been payable to the executive under the remaining term of the employment agreement;

  (d)
  continuation of life, disability, dental, accident and group health insurance benefits, plus an additional amount necessary to reimburse the executive for any taxes attributable solely to the executive's receipt of such benefits;

  (e)
  an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended.

        An Employment Agreement with John J. Tickner, who served as Zenith's Senior Vice President and Secretary, expired by its own terms on March 1, 2005 and on March 31, 2005, Mr. Tickner ceased being an employee of Zenith. Pursuant to a consulting agreement executed with Zenith on February 24, 2005 (the "Consulting Agreement"), Mr. Tickner commenced providing certain consulting services to Zenith on April 1, 2005. Mr. Tickner need not provide more than 240 hours of consulting services per calendar quarter from April 1, 2005 through March 31, 2007 at a fee of $21,666.67 per month and need not provide more than 120 hours of consulting services per calendar quarter from April 1, 2007 through March 31, 2009 at a fee of $10,833.33 per month. Mr. Tickner holds 7,000 shares of restricted Common Stock awarded to him under the 2004 Restricted Stock Plan, which would have been forfeited under the terms of the plan on March 31, 2005 when his employment with Zenith ended. However, Zenith and Mr. Tickner have agreed to the continued vesting of his shares of restricted Common Stock in accordance with the existing vesting schedule of the respective Restricted Stock Award Agreement and so long as he is providing services to Zenith under the Consulting Agreement. Further, if Zenith terminates the Consulting Agreement without cause (as defined in the Consulting Agreement), all of Mr. Tickner's then unvested shares of restricted Common Stock will, at that time, become vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions on Executive Officer compensation for fiscal year 2004 were made by the Compensation Committee. The committee consisted of Messrs. Tsai (Chairman), Miller, Rothenberg, and Zavis.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee's Report on Executive Compensation follows:

Executive Officers

        The level of compensation for Executive Officers of Zenith is intended to be competitive (that is, "attractive") and to provide appropriate incentives. Executive Officers of Zenith are generally compensated through salary, awards of restricted Common Stock, discretionary bonuses and bonuses under the Executive Officer Bonus Plan (the "Bonus Plan"). The Bonus Plan is a performance-based compensation plan, approved by stockholders. It provides for bonuses to Executive Officers based upon attainment by Zenith in any fiscal year of an objectively measured performance goal, namely a combined ratio in its workers' compensation segment that is below the combined ratio for the workers' compensation insurance industry, taken as whole. Also, in the past, Executive Officer compensation included grants of stock options, some of which are still outstanding. Zenith has not granted any stock options to Executive Officers since 2000.

        The level of an Executive Officer's base compensation is generally based on a combination of (1) the performance of Zenith, (2) the performance of the insurance operation, if any, to which the Executive Officer is principally assigned, and (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer to Zenith. Success in these areas does not translate mechanically into compensation levels; the manner in which these factors are taken into account is discretionary with the Compensation Committee and is not based on any formulaic weighing.

        The principal measurements of Zenith's performance are the combined ratio of its workers' compensation segment, its overall profitability, and long term accumulation of consolidated stockholders' equity. Zenith strives for long term average combined ratios in its workers' compensation segment that are 100% or lower and that compare favorably in both the short- and long-term with insurers engaged in writing workers' compensation insurance. In addition, Zenith endeavors to achieve loss ratios in its workers' compensation segment that are consistently lower than the workers' compensation industry averages over the long term.

        With respect to the subjective and qualitative evaluation of an Executive Officer's personal contribution to the business of Zenith, a variety of factors are taken into account. These factors vary and include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability. Equally important is the manner in which the Executive Officer performs in Zenith's environment, which cultivates an entrepreneurial spirit, compliance with ethical operating standards, customer service, teamwork, an understanding and use of technology, and a commitment to education. Zenith believes an entrepreneurial spirit fosters above-average results, promotes sound execution of good business fundamentals, and helps maintain a pool of talented executives. Compliance with strong ethical operating standards is important, not only to assure a disciplined business approach, but to preserve Zenith's reputation. An orientation on customer service promotes Zenith's focused workers' compensation strategy. Adherence to teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to continually improve the delivery of services. A commitment to education means a dedication to lifelong learning and training for oneself and creating conditions so that the workforce is similarly dedicated. Such dedication is critical to Zenith's ability to address changes in market conditions and to use such changes to its competitive advantage. In such an environment, proactive approaches that are innovative, yet controlled and well considered, are strongly encouraged and rewarded.

        On the operational side, activities that demonstrate an opportunistic outlook, anticipation of changing business conditions and the development of postures to take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

        Effective November 1, 2004, Zenith entered into new five-year employment agreements with Messrs. Miller and Meyer on essentially the same terms and conditions as the ones between them and Zenith that expired on October 31, 2004. The new employment agreement for Mr. Miller provides a continuation of his then present annual salary of $700,400; Mr. Meyer's employment agreement provided for an increase of $30,000 in his annual salary to $467,750. In both instances, future increases in annual salary will be as established by the Compensation Committee from time to time. Also, effective November 1, 2004, a five-year employment agreement was entered into between Zenith and Mr. Owen, who previously did not have an employment agreement. Mr. Owen's employment agreement contains terms identical to those of Messrs. Miller and Meyer and provides for an initial annual salary of $300,000 (an increase from Mr. Owen's then present annual salary of $265,000), with future annual increases to be the greater of $15,000 or such amount as the Compensation Committee may establish from time to time. Please see "Employment Agreements and Termination of Employment and Change in Control Arrangements" elsewhere in this Proxy Statement for a further description of these employment agreement. The decisions by the Compensation Committee to enter into these employment agreements were based on evaluations of each Executive Officer, input from the Chief Executive Officer, and the Compensation Committee's conclusion as to the importance of assuring the Executive Officer's continued employment with Zenith. The annual salary of each Executive Officer was, and any increases thereto will be, established on a discretionary basis and not on the basis of a formulaic weighting of the factors described above. The performance of Zenith for 2004 and the subjective and qualitative evaluations of individual Executive Officers were also taken into account by the Compensation Committee in setting their annual salaries.

        With respect to bonuses to Executive Officers, they are generally, but not exclusively, determined in accordance with the Bonus Plan. The amount of an Executive Officer's bonus that is outside the Bonus Plan is determined by the Compensation Committee in its discretion, taking into account the factors used to determine base compensation and any other factors it determines to be relevant.

        The Bonus Plan provides for annual bonuses to an Executive Officer up to an amount equal to:

  •
  100% of his or her salary at the beginning of the fiscal year if Zenith's workers' compensation combined ratio for such fiscal year is at least three percentage points, but less than five percentage points, below the workers' compensation industry combined ratio or

  •
  150% of his or her salary at the beginning of the fiscal year if Zenith's workers' compensation combined ratio for such fiscal year is at least five percentage points below the workers' compensation industry combined ratio;

provided, however, that, in either instance, the Compensation Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount.

        In 2004, Zenith's combined ratio was 88.5% and the industry's combined ratio, as estimated and reported by A.M. Best Company, was 106.6%. Zenith's combined ratio was 18.1 percentage points lower than the combined ratio for the industry and, accordingly, the objective performance goal under the Bonus Plan was met. A bonus of up to 150% of each Executive Officer's salary as of January 1, 2004 would have been payable to each of the Executive Officers with respect to Fiscal Year 2004, as follows:

Jack D. Miller	$927,000
John J. Tickner	$633,883
Robert E. Meyer	$579,375
William J. Owen	$360,000

        However, the Compensation Committee exercised its discretion and reduced the bonuses payable under the Bonus Plan for Fiscal Year 2004 to these Executive Officers to the following amounts:

Jack D. Miller	$250,000
John J. Tickner	$150,000
Robert E. Meyer	$150,000
William J. Owen	$150,000

In arriving at the foregoing amounts, in addition to undertaking subjective and qualitative evaluations of the Executive Officers, the Committee took into consideration that awards of restricted stock were made to all Executive Officers, other than Mr. Zax, in December 2004 and that when the Bonus Plan was initially established, the Company did not have a restricted stock plan.

Stanley R. Zax, Chief Executive Officer

        Mr. Zax's base salary of $1,350,000 for 2004 is specified in his amended and restated employment agreement. The amended and restated employment agreement provides for certain automatic increases in base compensation. Increases in addition to such automatic increases are at the discretion of the Compensation Committee and are not based on a formulaic weighting of factors. In determining whether to grant any salary increase, the same performance criteria that are applied to Executive Officers in general are applied to Mr. Zax, as well as a consideration of any increases in stockholder value that may be attributable to his efforts.

        Taking the objective and subjective criteria described above into account, the Compensation Committee was pleased with Mr. Zax's performance in 2004. Net income and the workers' compensation combined ratio for 2004 both continued to improve compared to prior years. A bonus under the Bonus Plan in the amount of up to $2,025,000 would have been payable to Mr. Zax; the Compensation Committee elected to pay Mr. Zax a bonus of $2,000,000 under the Bonus Plan. In addition, the Compensation Committee awarded Mr. Zax a special discretionary bonus of $1,000,000, outside of the Bonus Plan, in recognition of the performance in Zenith's investment portfolio that was achieved in 2004 due to Mr. Zax's direct involvement. The Compensation Committee made no change to his annual salary, which was scheduled under his employment agreement to increase to $1,500,000 on January 1, 2005.

        In November 2004, Mr. Zax's employment agreement was amended to extend its term three years from December 31, 2006 to December 31, 2009. In extending Mr. Zax's employment agreement, the Compensation Committee did not make any adjustment to his annual compensation at the commencement of the extended three year period. Subject to any increases that the Compensation Committee may establish from time to time, Mr. Zax's annual salary at the commencement of the three year extension will be $1,500,000, the presently scheduled minimum annual compensation at December 31, 2006 under his employment agreement. The Compensation Committee determined to extend the term of Mr. Zax's employment at this time because of the importance of Mr. Zax's continued contribution to the success and direction of Zenith. Please see "Employment Agreements and Termination of Employment and Change in Control Arrangements" elsewhere in this Proxy Statement for a further description of Mr. Zax's employment agreement.

        Mr. Zax was not present during any deliberations by the Compensation Committee with respect to his compensation or the extension of his employment agreement.

Stock Awards to Executive Officers

        Stock Option Grants to Executive Officers.    In the past, the Compensation Committee had granted options to Executive Officers to purchase Common Stock, as a part of compensation. The last time options were granted to Executive Officers was in 2000.

        Restricted Stock Awards to Executive Officers.    From time to time, the Compensation Committee may award shares of restricted Common Stock to Executive Officers. Such awards are considered a part of compensation to recognize an Executive Officer's contribution and to reinforce that Executive Officer's long term commitment to the success of Zenith. The Compensation Committee's determination to award shares of restricted Common Stock to an Executive Officer (other than the Chief Executive Officer) is based on the recommendation of the Chief Executive Officer, subjective measures and prior awards to that Executive Officer. Beyond these general considerations, there is no particular formula governing the number of shares awarded.

        In 2004, the following shares of restricted Common Stock were awarded to Executive Officers:

Jack D. Miller	10,000 shares
John J. Tickner	7,000 shares
Robert E. Meyer	10,000 shares
William J. Owen	10,000 shares

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Stock option grants awarded to Executive Officers under Zenith's 1996 Employee Stock Option Plan and bonuses payable under the Bonus Plan are intended to comply with Section 162(m). Accordingly, neither income accruing to Executive Officers upon exercise of stock options nor the amount of any bonus payment made to Executive Officers under the Bonus Plan should be subject to the $1,000,000 limit on deductibility. However, discretionary bonuses and any income recognized upon the vesting of shares of restricted Common Stock are subject to such limit on deductibility. The Board has determined that Zenith will pay Mr. Zax's annual salary and any discretionary bonus that may be determined and paid outside of the Bonus Plan, even though some or all of the total of Mr. Zax's annual salary and any discretionary bonus over $1,000,000 may not be deductible by Zenith. The Board has also determined that Zenith will pay the annual salary, discretionary bonus, and will award shares of restricted Common Stock to Executive Officers, even though some or all of an Executive Officer's income over $1,000,000 may not be deductible by Zenith.

Gerald Tsai, Jr., Chairman
Robert E. Miller
Alan I. Rothenberg
Michael Wm. Zavis

STOCK PRICE PERFORMANCE GRAPH

        The Stock Price Performance Graph below compares the cumulative total returns of the Common Stock ("ZNT"), the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's 500 Property-Casualty Insurance Index ("S&P PC") for a five year period. Stock price performance is based on historical results and is not necessarily indicative of future stock price performance. The following graph assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the S&P 500, and the S&P PC. The calculation of cumulative total return assumes reinvestment of dividends. The graph was prepared by Standard and Poor's Compustat, which obtained factual materials from sources believed by it to be reliable, but which disclaims responsibility for any errors or omissions contained in such data.

Comparative Five-Year Total Returns
Zenith, S&P 500 and S&P PC
(Performance results through 12/31/04)

APPROVAL OF AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN
(Item 2 on Proxy Card)

        We are asking Zenith's stockholders to approve the adoption of the Zenith National Insurance Corp. Amended and Restated 2004 Restricted Stock Plan (the "Amended and Restated Plan"), which, as amended, will enable Zenith to grant awards of restricted stock to our non-employee Directors, in addition to our employees, up to a maximum total of 250,000 shares of Common Stock. Generally, "restricted stock" is Common Stock that may not be transferred or otherwise disposed of for a specified period of time. The only change that we are asking stockholders to approve is to permit awards of restricted stock to non-employee Directors, in addition to employees. We are not asking for any change in the maximum total of 250,000 shares of restricted stock that was authorized by Zenith's stockholders at the 2004 Annual Meeting of Stockholders, when the 2004 Restricted Stock Plan was originally approved.

        On February 11, 2005, upon the recommendation of the Compensation Committee, the Board of Directors amended the 2004 Restricted Stock Plan, subject to stockholder approval, to permit Directors to be granted awards of restricted stock and to generally provide for the vesting of such restricted stock over a three (3) year period.

        The essential features of the Amended and Restated Plan are summarized below. The following summary of the Amended and Restated Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached as Appendix "B" to this Proxy Statement. Any stockholder of Zenith who wishes to obtain a copy of the actual Amended and Restated Plan document may do so upon written request to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

General

        Under the Amended and Restated Plan, 250,000 shares of Common Stock are reserved for issuance as restricted stock pursuant to grants under the plan. If an award is forfeited in whole or in part, the forfeited shares that were subject to the award will become available for future grants under the Amended and Restated Plan, unless the Amended and Restated Plan has been terminated. Since approval of the 2004 Restricted Stock Plan at the 2004 Annual Meeting of Stockholders, a total of 126,000 shares of restricted stock has been awarded under the plan. Accordingly, of the maximum total of 250,000 shares of Common Stock reserved for issuance as restricted stock, 124,00 shares remain.

        The Amended and Restated Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly known as "ERISA").

        As of March 21, 2005, the per share closing price of the Common Stock was $50.56, as reported on the New York Stock Exchange on such date. The actual benefits to the holders of restricted stock issued under the Amended and Restated Plan are not determinable prior to the vesting of such shares of restricted stock, as the value of the Common Stock may fluctuate between the time of grant and the time such shares become non-forfeitable and free of restrictions (i.e., "vested").

Purpose

        The purposes of the Amended and Restated Plan are to attract and retain highly qualified personnel who will contribute to Zenith's success and to provide incentives that are linked directly to increases in stockholder value, and will therefore inure to the benefit of all of Zenith's stockholders.

Administration

        The Amended and Restated Plan may be administered by the Board of Directors or by the Compensation Committee of the Board of Directors. The plan administrator has the authority to grant awards of restricted stock and otherwise administer the Amended and Restated Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Amended and Restated Plan.

Eligibility

        Employees and Directors of Zenith and its subsidiaries are eligible to receive awards under the Amended and Restated Plan. The plan administrator selects the individuals who will receive awards under the Amended and Restated Plan, and determines the terms of awards to be granted and the number of shares subject to these awards. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the individual, the value of the individual's services to Zenith, the individual's present and potential contribution to Zenith's success, and other relevant factors. As of March 21, 2005, there were approximately 1700 employees and 8 non-employee Directors eligible to receive grants under the Amended and Restated Plan; Mr. Zax would be eligible to receive grants as an employee.

Restricted Stock

        Upon the granting of restricted stock under the Amended and Restated Plan, the participant is advised in writing of the terms, conditions and restrictions related to the award, including among other things, the number of shares of Common Stock that are subject to the award, the price to be paid, restrictions on the transferability or disposition of the Common Stock, and any other terms, conditions and restrictions applicable to the award as determined by the plan administrator.

        Due to state law requirements, participants must pay at least par value ($1.00) for the restricted stock. This purchase price may be paid in cash, or at the discretion of the plan administrator, (a) unrestricted shares of Common Stock that have been held for at least six (6) months, (b) cancellation of indebtedness, (c) services rendered, or (d) any combination of the foregoing. We anticipate that the purchase price for most shares of restricted stock awarded under the Amended and Restated Plan will be equal to par value.

        The plan administrator also prescribes the restrictions and conditions imposed on the restricted stock award. In general, an award of restricted stock granted to an employee will become vested—

  •
  with respect to 50% of the shares subject to such award, no earlier than two (2) years from the date of grant of the award; and

  •
  with respect to the remaining 50% of the shares subject to such award, no earlier than four (4) years from the date of grant of the award.

        In general, an award of restricted stock granted to a non-employee Director will become vested no earlier than with respect to one-third (1/3) of the shares subject to such award on each of the first three (3) anniversaries of the date of grant of the award.

        An award of restricted stock will become fully vested upon the participant's death or termination of employment or service due to disability. The plan administrator may also accelerate the vesting of an award in its discretion, based upon factors it determines appropriate, including but not limited to, the attainment of certain performance-related goals or the termination of the employee's employment or service with Zenith.

        In general, the recipient of a restricted stock award will have the rights of a holder of Common Stock, including the right to vote the shares and the entitlement to cash dividends.

        The agreement between the participant and Zenith evidencing an award under the Amended and Restated Plan may contain such other terms, provisions and conditions not inconsistent with the Amended and Restated Plan as may be determined by the plan administrator.

Adjustments Upon Changes in Capitalization

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in (1) the aggregate number of shares of the Common Stock reserved for issuance under the Amended and Restated Plan, and (2) the kind, number and purchase price of shares of the Common Stock subject to outstanding awards of restricted stock granted under the plan. Other substitutions or adjustments shall be made as determined in the plan administrator's discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.

Effect of a Change in Control of Zenith

        In the event of a change in control of Zenith, unless an award of restricted stock is assumed by the successor corporation or substituted with an equivalent award, the restricted stock will become fully vested and free of restrictions. A "change in control" of Zenith is defined in the Amended and Restated Plan, and generally includes any of the following:

  •
  a person or entity becomes the owner of 50% or more of the voting stock of Zenith (including by way of a merger or consolidation);

  •
  a majority of the Board of Directors is replaced by directors who were not approved or recommended by the incumbent Board of Directors;

  •
  Zenith's stockholders approve a plan of complete liquidation or dissolution of Zenith; or

  •
  all or substantially all the assets of Zenith are sold or disposed of.

Amendment and Termination

        The Board of Directors may amend or terminate the Amended and Restated Plan at any time; provided, that to the extent required by applicable law or stock exchange rules, stockholder approval is necessary to amend the plan to (1) increase the number of shares reserved for issuance under the plan or (2) change the class of persons eligible to participate in the plan. The plan administrator may amend the terms of any outstanding award. However, no amendment to the plan or to an award may impair any award previously granted under the Amended and Restated Plan unless agreed to by the affected participant.

        The Amended and Restated Plan will terminate on the tenth anniversary of the date the plan was originally approved by Zenith's stockholders, provided that any awards then outstanding under the Amended and Restated Plan will remain outstanding until they expire by their terms.

New Plan Benefits

        Zenith cannot currently determine the number of shares of restricted stock that may be granted under the Amended and Restated Plan in the future to employees and Directors, but, in any event, no more than a maximum of 250,000 shares (of which 124,000 shares are currently available) will be granted. However, if the Amended and Restated Plan is approved by Zenith's stockholders, the following awards of restricted stock will be made to Zenith's non-employee Directors immediately following the Annual Meeting of Stockholders, as set forth in the following table.

Zenith National Insurance Corp. Amended and Restated 2004 Restricted Stock Plan

Name and Position	Dollar Value ($)	Number of Units
Stanley R. Zax	0	0
Jack D. Miller	0	0
John J. Tickner	0	0
Robert E. Meyer	0	0
William J. Owen	0	0
All current Executive Officers as a group	0	0
All current Directors (other than Executive Officers) as a group	$594,720	12,000
All employees (including all current officers who are not Executive Officers) as a group	0	0

        "Dollar Value" is calculated by subtracting the per share purchase price of the Common Stock (which is anticipated to be par value ($1.00) from $50.56, the closing price of the Common Stock on March 21, 2005, and multiplying this number by the number of shares of restricted stock anticipated to be granted to the non-employee Director. Note that the value of Common Stock on the date an award is actually granted may differ from the value assumed in calculating the "Dollar Value" in this table.

        "Number of Units" is the anticipated number of shares of restricted stock to be granted to the non-employee Directors as a group.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting, including abstentions (which are counted as voted against the proposal) but excluding brokers' non-votes (which are not counted).

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS HAVE DETERMINED THAT THE ZENITH NATIONAL INSURANCE CORP. AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN IS IN THE BEST INTEREST OF ZENITH AND ITS STOCKHOLDERS AND HAVE APPROVED THE AMENDED AND RESTATED PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ZENITH NATIONAL INSURANCE CORP. AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN.

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
(Item 3 on Proxy Card)

        PricewaterhouseCoopers LLP ("PwC"), a Registered Public Accounting Firm with the Public Company Accounting Oversight Board, was Zenith's independent auditors for fiscal year 2004 and the Audit Committee has appointed PwC as the independent auditors to examine and report to Stockholders on the consolidated financial statements of Zenith and its subsidiaries for fiscal year 2005. We are asking Stockholders to ratify the appointment of PwC. Representatives of PwC will be present at the Annual Meeting and will be given an opportunity to make a statement. They will also be available to respond to appropriate questions.

INFORMATION RELATING TO INDEPENDENT AUDITORS AND ITS FEES

Independent Auditors Fees

        Fees billed to Zenith by PwC were as follows:

Audit Fees

        The aggregate fees (including expenses) billed in 2004 and 2003 to Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the years ended December 31, 2004 and December 31, 2003 and reviews of financial statements included in the Quarterly Reports on Form 10-Q's for 2004 and 2003, as well as services provided by PwC in connection with Zenith's statutory and regulatory filings or engagements in 2004 and 2003 were $2,018,300 and $1,127,875, respectively. Of the $2,018,300 billed in 2004, $948,000 related to PwC's audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004. Further, $126,000 of the 2004 audit fees was reimbursed to Zenith by Fairfax Financial pursuant to the agreement between them regarding Zenith's registration with the Commission on Form S-3 of the sale by certain Fairfax Financial affiliates of 3.1 million shares of Common Stock. Please see "Certain Transactions with Fairfax Financial" elsewhere in this Proxy Statement.

Audit-Related Fees

        The aggregate fees (including expenses) billed to Zenith in 2004 and 2003 by PwC for assurance and related services by PwC that are reasonably related to the performance of the audit or reviews of Zenith's financial statements for 2004 and 2003 that are not reported under "Audit Fees" were $41,500 and $68,300, respectively. The services comprising these fees were: audits of Zenith's 401(k) plan in 2004 and 2003 and reviews of Zenith's documentation of internal control over financial reporting in 2004 and in 2003.

Tax Fees

        The aggregate fees billed to Zenith in 2004 and 2003 by PwC for professional services rendered by PwC for tax compliance, tax advice, and tax planning were $70,738 and $48,892, respectively. The services comprising these fees were primarily reviews and advice on Zenith's federal income and state franchise tax returns for 2004 and 2003.

All Other Fees

        The aggregate fees billed to Zenith in 2004 and 2003 by PwC for products and services (other than the services reported under "Audit Fees," "Audit-Related Fees," and "Tax Fees") were $5,413 and $4,060, respectively. The products and services comprising the fees were a license in 2004 and 2003 to use PwC's proprietary accounting research database.

Pre-Approval of Independent Auditors' Services

        All of PwC's fees were pre-approved by the Audit Committee in 2004. The Audit Committee pre-approves services either by: (1) approving a request from management to engage PwC for a specific project at a specific fee or rate or (2) by pre-approving certain types of services that would comprise the fees within each of the above captions at PwC's usual and customary rates. The services pre-approved for each of the above captions under this second category of pre-approval were: "Audit Services," review of unaudited consolidated quarterly financial statements included in the Quarterly Reports on Form 10-Q prior to filing and reviews conducted in connection with registration statements filed with the Commission; "Tax Fees," review of, and advice on, federal and state tax returns and "All Other Fees," license of PwC's proprietary accounting research database.

        There were no waivers of the pre-approval requirements. All fees were pre-approved by the Audit Committee prior to the commencement of services by PwC.

        Stockholder ratification of the appointment of PwC as Zenith's independent auditors is not required under Delaware law or under our Certificate of Incorporation or Bylaws. If Stockholders do not ratify the appointment of PwC as Zenith's independent auditors for fiscal year 2005, the Audit Committee will evaluate what would be in the best interest of Zenith and its Stockholders and consider whether to appoint new independent auditors. Even if Stockholders ratify the appointment of PwC, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interest of Zenith and its Stockholders.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting, including abstentions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2005.

CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL

        In December 2001, Zenith Insurance and its insurance subsidiaries entered into a ten percent quota share ceded reinsurance agreement with Odyssey America relating to all new and renewal business written by Zenith Insurance and its insurance subsidiaries for three years commencing January 1, 2002. Fairfax Financial owns approximately 81% of the outstanding shares of common stock of Odyssey Re Holdings. Odyssey America is a wholly-owned subsidiary of Odyssey Re Holdings. In 2004, pursuant to the ten percent quota share ceded reinsurance agreement, Zenith Insurance and its insurance subsidiaries paid approximately $100.3 million in premiums to Odyssey America and Odyssey America paid approximately $58.2 million to Zenith Insurance and its insurance subsidiaries for commissions, losses and loss expenses. At December 31, 2004, Odyssey America's share of the loss reserves on the ceded business was $78 million. Zenith Insurance terminated the quota share agreement effective December 31, 2004. In connection with the termination, Zenith Insurance also elected to reassume the ceded unearned premiums in force as of December 31, 2004 of approximately $8 million, net of commission.

        In June 2004, at the request of Fairfax Financial, we filed a registration statement on Form S-3 with the Commission relating to the sale of up to 3.5 million shares of Common Stock owned by certain subsidiaries of Fairfax Financial. As of the date of the filing of the registration statement, Fairfax Financial and its subsidiaries owned approximately 7.8 million shares, or 41% of the total outstanding shares of Common Stock (not including shares issuable upon conversion of the Convertible Notes held by such companies). In July 2004, subsidiaries of Fairfax Financial sold 3.1 million shares of Common Stock in an underwritten public offering. Zenith did not sell any shares in the offering. Fairfax Financial reimbursed us $537,000 for certain fees and expenses related to the preparation and filing of the registration statement. In addition, we and Fairfax Financial agreed to indemnify each other against some liabilities, including liabilities under the Securities Act of 1933.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        On February 12, 2003, the Board of Directors adopted a "Code of Ethics for Senior Financial Officers," which was revised and readopted February 11, 2004. The Code of Ethics applies to Zenith's principal executive officer, its principal financial officer and its principal accounting officer and a copy of it, as currently amended and restated, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

CODE OF BUSINESS CONDUCT AND ETHICS

        On February 12, 2003, the Board of Directors adopted a "Code of Business Conduct and Ethics," which was revised and readopted February 11, 2004. The Code applies to Zenith's officers, directors, and employees and a copy of it, as currently amended and restated, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

        Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next Annual Meeting of Stockholders to be held in 2006 must submit such proposals to Zenith no later than December 2, 2005 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 15, 2006 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to Hyman J. Lee Jr., Assistant Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Assistant Secretary

Dated: April 1, 2005

Appendix A

ZENITH NATIONAL INSURANCE CORP.

CHARTER
OF
THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS

AS AMENDED AND RESTATED BY THE BOARD
FEBRUARY 10, 2005

I. PURPOSE OF THE COMMITTEE

        The Audit Committee's purpose is to provide assistance to the Board of Directors (the "Board") in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Zenith National Insurance Corp. and its subsidiaries (the "Company"), including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

II. COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and the Sarbanes—Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act. Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

        The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairperson, the members of the Committee, by a majority vote, may designate a Chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the

Committee must have "accounting or related financial management expertise", as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an "audit committee financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is an "audit committee financial expert", the Committee shall so inform the Company.

        Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of the NYSE and the SEC.

III. MEETINGS OF THE COMMITTEE

        The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Company's internal audit department or other person responsible for the internal audit function and (iii) the Company's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

        (a)   Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and selected subsidiaries, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K is referred to herein as the "independent auditors");

        (b)   Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company's management), and approve audit and permitted non-audit services;

        (c)   Review the performance of the Company's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (d)   Obtain at least annually from the Company's independent auditors and review a report describing:

    (i)
    the independent auditors' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

        The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)   Evaluate the independence of the Company's independent auditors by, among other things:

    (i)
    actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

    (ii)
    monitoring compliance by the Company's independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

    (iii)
    engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

    (iv)
    considering whether there should be a regular rotation of the Company's independent auditors;

    (v)
    monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

    (vi)
    ensuring that the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditors who participated in any capacity in the Company's audit;

        (f)    Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection, evaluation and termination of the Company's independent auditors;

        (g)   Review, discuss and accept the annual audit plan of the Company's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

        (h)   Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;

        (i)    Review with management, the Company's independent auditors and, if appropriate, the director of the Company's internal audit department, the following:

    (i)
    the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;

    (ii)
    critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements;

    (iii)
    major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company's financial statements;

    (iv)
    all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

    (v)
    any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company's financial statements;

    (vi)
    any material financial arrangements of the Company which do not appear on the financial statement of the Company;

    (vii)
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

    (viii)
    all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

        (j)    Review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the following:

    (i)
    all significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Company's independent auditors;

    (ii)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting; and

    (iii)
    any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

        (k)   Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting;

        (l)    Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

    (i)
    any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

    (ii)
    any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

    (iii)
    any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

        (m)  Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

        (n)   Review:

    (i)
    the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors and management of the Company; and

    (ii)
    the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's Annual Report on Form 10-K;

    (iii)
    the Committee's level of involvement and interaction with the Company's internal audit function, including the Committee's line of authority and role in appointing and compensating employees in the internal audit function;

        (o)   Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

        (p)   Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, cause the assignment of additional internal audit projects to the Company's internal auditing department;

        (q)   Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

        (r)   Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors, the Company's internal audit department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (s)   Review the type and presentation of information to be included in the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

        (t)    Establish clear hiring policies by the Company for employees or former employees of the Company's independent auditors;

        (u)   Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (v)   Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (1) any matters that may have a material impact on the financial statements of the Company and (2) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company;

        (w)  Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

        (x)   Review the Company's policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors;

        (y)   Review the Company's program to monitor compliance with the Company's Code of Business Conduct and Ethics and with the Code of Ethics for Senior Financial Officers, and meet periodically with the Company's Compliance Officer to discuss compliance with the Code of Business Conduct and Ethics and with the Code of Ethics for Senior Financial Officers;

        (z)   Obtain from the Company's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

        (aa)    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

        (bb)    Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

        (cc)    Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function;

        (dd)    Prepare and review with the Board an annual performance evaluation of the Committee. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report shall be to delivered to the Board by the Committee and may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

        (ee)    Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company, in either instance absent actual knowledge to the contrary (which shall be promptly reported to the Board).

*************

Appendix B

ZENITH NATIONAL INSURANCE CORP.

AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN

(As of February 11, 2005)

Section 1.    General Purpose of Plan; Definitions.

        This plan is the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "Plan"). The purpose of the Plan is to enable the Company (as defined below) to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (as defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board or the Committee, as appointed by the Board in accordance with Section 2 below.

        (b)   "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (c)   "Board" means the board of directors of the Company.

        (d)   "Change in Control" means, following the Effective Date, one of the following events:

          any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (3) below; or

          the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: (i) directors who, on the date hereof, constitute the Board and any (ii) new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          there is consummated a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        (e)   "Committee" means the Compensation Committee of the Board. If at any time or to any extent the Board does not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (f)    "Company" means Zenith National Insurance Corp., a Delaware corporation (or any successor corporation).

        (g)   "Disability" means the inability of a Participant to substantially perform his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six (6) months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (h)   "Effective Date" shall have the meaning set forth in Section 10.

        (i)    "Eligible Recipient" means an employee or director of the Company or of any Parent or Subsidiary.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (k)   "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company's equity securities are listed or traded, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (l)    "Parent" means any entity that is the Beneficial Owner of 50% or more of the combined voting power of all classes of stock of the Company.

        (m)  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive awards of Restricted Stock.

        (n)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any

Parent or Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (o)   "Plan" shall have the meaning set forth in the first paragraph of this Section 1.

        (p)   "Restricted Period" shall have the meaning set forth in Section 5(f)(i).

        (q)   "Restricted Stock" means shares of Stock subject to restrictions on sale, transfer, pledge or assignment during a Restricted Period pursuant to Section 5.

        (r)   "Restricted Stock Award Agreement" shall have the meaning set forth in Section 5(d).

        (s)   "Stock" means the common stock, par value $1.00 per share, of the Company.

        (t)    "Subsidiary" means any entity with respect to which the Company is the Beneficial Owner of 50% or more of the total combined voting power of all classes of stock of such entity.

        (u)   "Unrestricted Stock" means Restricted Stock for which the Restricted Period has lapsed.

Section 2.    Administration.

        The Plan shall be administered in accordance with the requirements of Rule 16b-3, promulgated under the Exchange Act, by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the discretion of the Board.

        The Administrator shall have the power and authority to grant awards of Restricted Stock to Eligible Recipients pursuant to the terms of the Plan. Except as otherwise provided herein, the Administrator shall have the authority:

        (a)   to select those Eligible Recipients who shall be Participants;

        (b)   to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to Participants;

        (c)   to determine the number of shares of Stock to be covered by each award granted hereunder and the purchase price thereof; and

        (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Stock Subject to Plan.

        The total number of shares of Stock reserved and available for issuance under the Plan shall be 250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. To the extent that any shares of Stock subject to any award of Restricted Stock granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, and (ii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.    Eligibility.

        Eligible Recipients shall be eligible to receive awards of Restricted Stock. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.    Restricted Stock.

        (a)    General.    Awards of Restricted Stock may be granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of shares to be awarded; the price to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 5(f)) applicable to awards of Restricted Stock, including any applicable performance objectives; and all other conditions of the awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (b)    Purchase Price.    The Administrator shall determine the purchase price to be paid for each share of Restricted Stock; provided, that such per share purchase price shall not be less than par value.

        (c)    Form of Payment.    The purchase price for an award of Restricted Stock may be paid in cash or its equivalent. The Administrator may in its discretion allow payment in the form of (i) shares of unrestricted Stock owned by the Eligible Recipient for greater than six (6) months, the Fair Market Value of which on the purchase date is equal to the purchase price of the Restricted Stock, (ii) cancellation of indebtedness, (iii) services rendered or (iv) any combination of the foregoing.

        (d)    Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such award unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company within a period of thirty (30) days (or such other period as the Administrator may specify) after the award date.

        (e)    Form of Restricted Stock.    The Company may, in its discretion, reflect ownership of Restricted Stock through the issuance of stock certificates, in book-entry form or any combination thereof.

        If the Company elects to issue stock certificates evidencing shares of Restricted Stock, the Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such award. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in escrow in the custody of the Company (or as otherwise determined by the Administrator) until the restrictions thereon have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such award. Promptly after the Restricted Period has lapsed without forfeiture in respect of such shares of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine, certificates for shares of Unrestricted Stock shall be delivered to the Participant.

        If the Company elects to reflect Restricted Stock ownership in book-entry form, it shall establish on its books a Restricted Stock account in the Participant's name, and shall credit to such account the number of shares of the Participant's Restricted Stock. The book entry shares of Restricted Stock shall be subject to the restrictions described in Section 5(f) until the termination of the Restricted Period, whereupon the shares of Unrestricted Stock shall promptly be transferred to the Participant in the form and registration as indicated by the Participant.

        (f)    Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 5 shall be subject to the following restrictions and conditions:

            (i)  Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such award, during such period as may be established by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant's termination of employment or service as a director with the Company or any Parent or Subsidiary. Subject to the foregoing, the following shall apply to all awards of Restricted Stock:

            (1)   with respect to awards of Restricted Stock granted to employees, except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the second (2nd) anniversary of the date of grant of an award of Restricted Stock with respect to 50% of the shares of Stock subject to such award and (B) the fourth (4th) anniversary of the date of grant with respect to the remaining 50% of the shares of Stock subject to such award;

            (2)   with respect to awards of Restricted Stock granted to directors (who are not also employees), except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the first (1st) anniversary of the date of grant of such award with respect to one-third (1/3) of the shares of Stock subject to such award, (B) the second (2nd) anniversary of the date of grant of such award with respect to an additional one-third (1/3) of the shares of Stock subject to such award and (C) the third (3rd) anniversary of the date of grant of such award with respect to the remaining one-third (1/3) of the shares of Stock subject to such award; and

            (3)   the Restricted Period shall lapse in full upon the death of the Participant or termination of the Participant's employment or service due to Disability.

           (ii)  Except as otherwise provided in this Section 5, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Unless otherwise provided in a Restricted Stock Award Agreement, ordinary-course cash dividends paid with respect to Restricted Stock shall be paid to the Participant and extraordinary dividends (as determined by the Administrator) shall be held by the Company, in escrow or as otherwise determined by the Administrator, until the Restricted Period applicable to such Restricted Stock lapses. If the Restricted Stock pursuant to which such extraordinary dividends were paid is forfeited, such dividends shall also be forfeited and returned to the Company.

          (iii)  The rights of Participants upon termination of employment or service with the Company or any Parent or Subsidiary during the Restricted Period applicable to such Participant's Restricted Stock shall be set forth in the Restricted Stock Award Agreement governing the award of such Restricted Stock.

Section 6.    Change in Control.

        Upon a Change in Control, unless awards of Restricted Stock are assumed by a successor corporation or equivalent awards are substituted therefor, all awards of Restricted Stock shall become fully vested and free of restrictions.

Section 7.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (a)   except as provided in Section 3, increase the total number of shares of Stock reserved for issuance under the Plan; or

        (b)   change the class of persons eligible to participate in the Plan.

        Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under stock exchange rules or other applicable law or regulation with respect to amendment of the Plan.

        The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any Participant without his or her consent.

Section 8.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.    General Provisions.

        (a)   Shares of Stock shall not be issued pursuant to any award granted hereunder unless the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed.

        (b)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the grant of an award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (d)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 10.    Stockholder Approval; Effective Date of Plan.

        The Plan shall be effective as of the date the Plan is approved by stockholders of the Company (the "Effective Date"). No grant of any award hereunder shall be made prior to stockholder approval of the Plan.

Section 11.    Term of Plan.

        No awards of Restricted Stock shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF ZENITH NATIONAL INSURANCE CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2005

        The undersigned stockholder hereby appoints Gerald Tsai, Jr. and Stanley R. Zax and each of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, May 18, 2005, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 1, 2005, relating to its 2005 Annual Meeting of Stockholders (the "Proxy Statement"), copies of which have been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, IN FAVOR OF THE AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2005, AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS THEY SEE FIT.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ DETACH HERE FROM PROXY VOTING CARD /*\

You can now access your Zenith account online.

Access your Zenith stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Zenith, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
	FOR	WITHOLD FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	☐	☐	ITEM 2–	PROPOSAL TO APPROVE THE	☐	☐	☐	ITEM 3–	PROPOSAL TO RATIFY THE	☐	☐	☐
				AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN					APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR 2005.
Nominees:
01 Max M. Kampelman 02 Robert J. Miller 03 Leon E. Panetta 04 Catherine B. Reynolds 05 Alan I. Rothenberg		06 William S. Sessions 07 Gerald Tsai, Jr. 08 Michael Wm. Zavis 09 Stanley R. Zax						ITEM 4–	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Choose MlinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents, and more. Simply log on to Investor ServicesDirect® at www.melloninvestor.com/isd where step by step instructions will prompt you through enrollment.

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)								Please sign EXACTLY as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, an authorized officer should sign, and the corporate seal should be affixed. A proxy for shares held in joint ownership should be signed by each joint owner.

Signature	Signature	Date

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time, May 17, 2005

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/znt		Telephone 1-800-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.thezenith.com

QuickLinks

PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
CORPORATE GOVERNANCE GUIDELINES
BOARD MEETINGS
INDEPENDENCE OF DIRECTORS
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS
COMMUNICATIONS TO THE BOARD OF DIRECTORS
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
AUDIT COMMITTEE
AUDIT COMMITTEE'S REPORT
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
Comparative Five-Year Total Returns Zenith, S&P 500 and S&P PC (Performance results through 12/31/04)
APPROVAL OF AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN (Item 2 on Proxy Card)
Zenith National Insurance Corp. Amended and Restated 2004 Restricted Stock Plan
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005 (Item 3 on Proxy Card)
INFORMATION RELATING TO INDEPENDENT AUDITORS AND ITS FEES
CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CODE OF BUSINESS CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
ZENITH NATIONAL INSURANCE CORP. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AS AMENDED AND RESTATED BY THE BOARD FEBRUARY 10, 2005
ZENITH NATIONAL INSURANCE CORP. AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN (As of February 11, 2005)